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                                                                   EXHIBIT 10.69

                  AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     This Amendment dated as of June 14, 1999 supplements and amends the Amended and Restated Executive Employment Agreement dated as of November 26, 1996 (the "Employment Agreement") by and between RAMIE A. TRITT, M.D. (the "Executive") and PHYSICIANS' SPECIALTY CORP., a Delaware corporation (the "Company").

                                   WITNESSETH

     WHEREAS, the Company and TA MergerCo, Inc., a Delaware corporation ("MergerCo") are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into the Company (the "Merger"); and

     WHEREAS, as a condition to the willingness of MergerCo to enter into the Merger Agreement, MergerCo and the Company have requested that the Executive agree, and, in order to induce MergerCo and the Company to enter into the Merger Agreement, the Executive is willing to agree, effective only upon the closing of the Merger, to amend the Employment Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein, in the Merger Agreement and in the other documents related thereto, the parties hereto agree as follows:

     1. Section 2.1 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

          2.1 Term. The initial term of Executive's employment under this Agreement (the "Initial Term") shall continue until March 26, 2002. After the Initial Term, Executive's employment under this Agreement shall automatically renew for successive additional one (1) year terms ("Renewal Terms") (the Initial Term and any Renewal Terms being collectively referred to as the "Term"). The Term shall be subject to termination in accordance with Section 2.2.

     2. Section 2.2(c) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

          (c) Cause. In addition to any other rights or remedies available to Company at law, in equity or pursuant hereto, Company may, in its sole discretion, terminate Executive's employment for "Cause" (as hereinafter defined) effective immediately upon delivery of written notice to Executive. For purposes of this Agreement, "Cause" shall mean any of:

             (i) the imposition by any governmental authority of any material restriction or limitation on Executive's ability to perform his services hereunder;

             (ii) (A) Executive has committed an act of deceit or intentional material misrepresentation with respect to Company or an act constituting fraud; or (B) Executive has embezzled funds or assets from Company or any client or customer of Company;

             (iii) Executive's breach or default in the performance of any material provision of this Agreement which Executive has not cured or corrected to Company's reasonable satisfaction within thirty (30) days after receiving notice of such breach or default (provided that any breach by Executive of any obligation under Section 5.4 shall be grounds for immediate termination "For Cause" without any notice or right to cure or correct); or

             (iv) (A) Executive has engaged in willful misconduct or gross negligence; or (B) Executive's conduct is materially detrimental to the reputation, character or standing of Company;

provided, however, that any termination for Cause pursuant to Sections 2.2(c)(iii) or 2.2(c)(iv) shall require prior action by unanimous consent of the Board of Directors (excluding the Executive).
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     3. Section 2.2(d)(ii) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

             (ii) The Company shall have the right to terminate the Term and Executive's employment hereunder without cause at any time upon prior action by unanimous consent of the Board of Directors (excluding the Executive) and after notice to Executive. In such event, Executive shall be entitled to the severance benefit provided in Section 6(b).

     4. Section 2.2(e) of the Employment Agreement is hereby deleted in its entirety, and Section 2.2(f) of the Employment Agreement shall hereby be redesignated Section 2.2(e).

     5. Section 6(b) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

          (b) If Company terminates the Term pursuant to Section 2.2(d)(ii) Executive shall be entitled to: (a) all salary and bonus amounts accrued through the Termination Date, and (b) payment, for a period of twelve (12) months following the Termination Date (the "Continuation Period"), of an amount equal to: (i) Executive's base salary as of the Termination Date (with such payments to be made at such times as they would be made if executive's employment continued for an additional year) less (ii) any salary or other amounts that Executive is paid by any other person during that twelve month period other than salary or amounts paid to Executive by NAENT (and in the event Executive does not increase his work time at NAENT, Executive hereby agrees to take reasonably diligent action to secure employment as soon as practicable after any such termination from Company and to otherwise mitigate his losses resulting from the loss of salary from Company). Notwithstanding the foregoing, in the event the Company terminates the Term pursuant to Section 2.2(d)(ii) within ninety (90) days following a Change of Control (as defined below), the Continuation Period shall be eighteen (18) months instead of twelve (12) months. For purposes of this Agreement, "Change of Control" shall mean the acquisition by any single person or entity or related persons or entities of more than fifty percent (50%) of the outstanding and issued common stock of the Company after the date of the Merger. Executive's rights to any of the compensation or benefits identified in the preceding sentence shall be subject to Executive's compliance in all respects with each of Executive's obligations under this Agreement.

     6. Section 6(c) of the Employment Agreement is hereby deleted in its entirety.

     This Amendment shall be effective only upon the closing of the Merger, and if the Merger Agreement is terminated pursuant to Section 9.1 thereof then this Amendment shall terminate and be of no further force and effect. Except as specifically set forth herein, the Employment Agreement shall not be amended by this Amendment and shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above, and such Amendment shall be effective as of the effective date of the Merger.

                                          PHYSICIANS' SPECIALTY CORP.
                                          /s/ Gerald R. Benjamin
                                          --------------------------------------
                                          Name: Gerald R. Benjamin
                                          Title: Vice Chairman and Secretary

                                          EXECUTIVE:
                                          /s/ Ramie A. Tritt, M.D.
                                          --------------------------------------
                                          Name: Ramie A. Tritt, M.D.